Exhibit 99.1

Pall Corporation Signs Definitive Agreement to Sell its Blood Collection, Filtration and Processing Product Lines to Haemonetics for $550 Million

Port Washington, NY, April 29, 2012 – Pall Corporation (NYSE:PLL) today announced it has entered into an agreement to sell certain assets of its blood collection, filtration and processing product lines to Haemonetics Corporation (NYSE:HAE) for approximately $550 million.

Assets included in the transaction are Pall’s portfolio of blood collection, processing and filtration systems and equipment for transfusion medicine. The transaction will involve the transfer of manufacturing facilities in Covina, California; Tijuana, Mexico; Ascoli, Italy and a portion of Pall’s operations in Fajardo, Puerto Rico. Separate from these manufacturing facilities, Pall will also transfer related blood media manufacturing capability to Haemonetics. The transfer of the related media lines is expected to be completed by 2016. Until that time, Pall will provide these media products under a supply agreement. Upon closing, approximately 1,300 employees will transition to Haemonetics.

Under the terms of the agreement, approximately $535 million will be paid upon closing. The Company estimates that the after-tax proceeds related to this payment will be approximately $430 million. The balance will be payable upon Pall’s delivery of certain media assets to Haemonetics. The Company expects to record an after-tax gain of $230 million to $240 million, or $1.95 to $2.04 per share, upon closing.

Final determination of cash proceeds, gain on sale and tax impact are subject to working capital and certain other adjustments and final allocation of proceeds by jurisdiction. The transaction, which is expected to close at the beginning of Pall’s fiscal year 2013, is subject to certain closing conditions, regulatory approvals and labor-related notifications.

Headquartered in Braintree, Massachusetts, Haemonetics is a global healthcare company dedicated to providing innovative blood management solutions.

Brian Concannon, Haemonetics' President and CEO, commented, "We believe this is an important and exciting step toward serving the manual whole blood collection market. The assets from Pall will provide us with a meaningful commercial presence in all aspects of whole blood collection, with leading filter technology and manufacturing capability, a broad portfolio of manual collection and processing products, and stronger relationships with major blood authorities and key customers we have in common. This transaction will enable Haemonetics to present the broadest product offering to our customers to address their needs in the whole blood market."

Larry Kingsley, President and CEO of Pall said, "We believe Haemonetics will be a strong, strategically advantaged owner of these assets. We are proud of our employees whose contributions to the blood market will now be strengthened by their alignment with Haemonetics. We also believe our existing customers will immediately benefit from Haemonetics’ extended portfolio of blood management solutions. As a result of the transaction, Pall will increase its focus on businesses and markets where our competitive advantages are greatest. The impact of this decision is that Pall's overall profitability profile and long-term growth rate will be enhanced."

Revenue for the product lines being divested is expected to be approximately $230 million in Pall’s fiscal year 2012, inclusive of OEM sales to Haemonetics. Operating profit for fiscal 2012 is expected to be about $60 million. The Company estimates that the blood product line will contribute approximately $0.38 to EPS in fiscal year 2012, net of pro forma tax effect. Cost reductions and profit from the supply agreement are expected to largely offset any long-term dilution from the transaction.

The company is currently evaluating various options for the anticipated cash proceeds, including long-term growth strategies and short-term shareholder returns.

Pall expects to report the results of the blood product line, net of pro forma tax effect, as a discontinued operation for all periods presented beginning with its third quarter earnings release and Form 10-Q. The after-tax gain will also be reflected in discontinued operations in the period the transaction closes.

Webcast Information
The company will host a webcast at 10:00 a.m. EDT on Monday, April 30, 2012 to discuss the transaction. The webcast will be available at www.pall.com/irevents or at http://www.media-server.com/m/p/34wfiy8k.

About Pall Corporation
Pall Corporation (NYSE: PLL) is a filtration, separation and purification leader providing solutions to meet the critical fluid management needs of customers across the broad spectrum of life sciences and industry. Pall works with customers to advance health, safety and environmentally responsible technologies. The Company’s engineered products enable process and product innovation and minimize emissions and waste. Pall Corporation, with total revenues of $2.7 billion for fiscal year 2011, is an S&P 500 company with almost 11,000 employees serving customers worldwide. Pall has been named a “top green company” by Newsweek magazine. To see how Pall is helping enable a greener, safer, more sustainable future, follow us on Twitter @PallCorporation or visit www.pall.com/green.

Forward-Looking Statements

The matters discussed in this report contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are those that address activities, events or developments that the Company or management intends, expects, projects, believes or anticipates will or may occur in the future. All statements regarding future performance, earnings projections, earnings guidance, management’s expectations about its future cash needs, dilution from the disposition or future allocation of capital, and other future events or developments are forward-looking statements. Forward-looking statements are those that use terms such as “may,” “will,” “expect,” “believe,” “intend,” “should,” “could,” “anticipate,” “estimate,” “forecast,” “project,” “plan,” “predict,” “potential,” and similar expressions. Forward-looking statements contained in this and other written and oral reports are based on management’s assumptions and assessments in light of past experience and trends, current conditions, expected future developments and other relevant factors.

The Company’s forward-looking statements are subject to risks and uncertainties and are not guarantees of future performance, and actual results, developments and business decisions may differ materially from those envisaged by the Company’s forward-looking statements. Such risks and uncertainties include, but are not limited to, those discussed in Part I—Item 1A.—Risk Factors in the 2011 Form 10-K, and other reports the Company files with the Securities and Exchange Commission, including: the impact of legislative, regulatory and political developments globally; the impact of the uncertain global economic environment; the extent to which adverse economic conditions may affect our sales volume and results; changes in product mix, market mix and product pricing, particularly relating to the expansion of the systems business; our ability to develop and commercialize new technologies, enforce patents and protect proprietary products and manufacturing techniques; demand for our products and business relationships with key customers and suppliers, which may be impacted by their cash flow and payment practices; delays or cancellations in shipments; our ability to obtain regulatory approval or market acceptance of new technologies; our ability to successfully complete our business improvement initiatives, which include supply chain enhancements and integrating and upgrading our information systems; the effect of a serious disruption in our information systems; fluctuations in our effective tax rate; volatility in foreign currency exchange rates, interest rates and energy costs and other macroeconomic challenges currently affecting us; increase in costs of manufacturing and operating costs; our ability to achieve and sustain the savings anticipated from cost reduction and gross margin improvement initiatives; our ability to attract and retain management talent; the impact of pricing and other actions by competitors; the effect of litigation and regulatory inquiries associated with the restatement of our prior period financial statements; the effect of the restrictive covenants in our debt facilities; and our ability to successfully complete or integrate any acquisitions. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company makes these statements as of the date of this disclosure and undertakes no obligation to update them, whether as a result of new information, future developments or otherwise.

Contacts:

Investor Relations
Patricia Iannucci
Pall Corporation
V.P. Investor Relations & Corporate Communications
pat_iannucci@pall.com
516-801-9848

Public Relations
Doug Novarro
Pall Corporation
Corporate Director Public Relations
doug_novarro@pall.com
516-801-9944
Follow us on Twitter @pallcorporation